AMENDED AND RESTATED SCHEDULE A

TO TRANSFER AGENCY AND SERVICE AGREEMENT

The attached Amended and Restated Schedule A to the Transfer Agency and Service Agreement Between Each of the Nuveen Closed-End Investment Companies Listed on Scheduled A Attached Hereto and Computershare Inc. and Computershare Trust Company, N.A., effective as of June 15, 2017, as amended (the “TA Agreement”), hereby amends and restates Schedule A to the TA Agreement in its entirety, to be effective March 28, 2023.

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Amended and Restated Schedule A

NUVEEN CLOSED-END FUNDS

To Be Effective March 28, 2023

Fund Name	CPU COY	Cusip
Nuveen Municipal Value Fund, Inc.	NUV	670928100

Nuveen CA Municipal Value Fund f/k/a Nuveen CA Municipal Value Fund, Inc.	NCA	67062C107

Nuveen NY Municipal Value Fund f/k/a Nuveen NY Municipal Value Fund, Inc.	NNY	67062M105

Nuveen Municipal Income Fund, Inc.	NMI	67062J102

Nuveen PA Quality Municipal Income Fund	NQP	670972108

Nuveen OH Quality Municipal Income Fund	NUO	670980101

Nuveen Select Tax-Free Income Portfolio	NXP	67062F100

Nuveen CA Select Tax-Free Income Portfolio	NXC	67063R103

Nuveen NY Select Tax-Free Income Portfolio	NXN	67063V104

Nuveen Select Maturities Municipal Fund	NIM	67061T101

Nuveen AMT-Free Municipal Credit Income Fund	NVG	67071L106

Nuveen Municipal Credit Income Fund	NZF	67070X101

Nuveen AMT-Free Quality Municipal Income Fund	NEA	670657105

Nuveen NY AMT-Free Quality Municipal Income Fund	NRK	670656107

Nuveen CA AMT-Free Quality Municipal Income Fund	NKX	670651108

Nuveen Floating Rate Income Fund	JFR	67072T108

Nuveen Floating Rate Income Opportunity Fund	JRO	6706EN100

Nuveen AZ Quality Municipal Income Fund	NAZ	67061W104

Nuveen MA Quality Municipal Income Fund	NMT	67061E104

Nuveen VA Quality Municipal Income Fund	NPV	67064R102

Nuveen MO Quality Municipal Income Fund	NOM	67060Q108

Nuveen Quality Municipal Income Fund	NAD	67066V101

Nuveen NY Quality Municipal Income Fund	NAN	67066X107

Nuveen CA Quality Municipal Income Fund	NAC	67066Y105

Nuveen Senior Income Fund	NSL	67067Y104

Nuveen NJ Quality Municipal Income Fund	NXJ	67069Y102

Nuveen Real Estate Income Fund	JRS	67071B108

Nuveen GA Quality Municipal Income Fund	NKG	67072B107

Nuveen Preferred & Income Securities Fund	JPS	67072C105

Nuveen Preferred & Income Opportunities Fund	JPC	67073B106

Nuveen Credit Strategies Income Fund	JQC	67073D102

Nuveen Municipal High Income Opportunity Fund	NMZ	670682103

Nuveen S&P 500 Buy-Write Income Fund	JPZ	6706ER101

Nuveen S&P 500 Dynamic Overwrite Fund	JPG	6706EW100

Nuveen Core Equity Alpha Fund	JCE	67090X107

Nuveen AMT-Free Municipal Value Fund	NUW	670695105

Nuveen Mortgage and Income Fund f/k/a Nuveen Mortgage Opportunity Term Fund	JLS	670735109

Nuveen Taxable Municipal Income Fund f/k/a Nuveen Build America Bond Fund	NBB	67074C103

Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQF	670699107

Nuveen Short Duration Credit Opportunities Fund	JSD	67074X107

Nuveen Real Asset Income and Growth Fund	JRI	67074Y105

Nuveen Preferred and Income Term Fund	JPI	67075A106

Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ	670677103

Nuveen Multi-Market Income Fund	JMM	67075J107

Nuveen MN Quality Municipal Income Fund	NMS	670734102

Nuveen Global High Income Fund	JGH	67075G103

Nuveen Dow 30 Dynamic Overwrite Fund	DIAX	67075F105

Nuveen Corporate Income 2023 Target Term Fund f/k/a Nuveen High Income 2023 Target Term Fund	JHAA	67079F101

Nuveen Preferred and Income Fund	JPT	67075T105

Nuveen Municipal Credit Opportunities Fund	NMCO	670663103

Nuveen Dynamic Municipal Opportunities Fund	NDMO	67079X102

Nuveen Core Plus Impact Fund	NPCT	67080D103

Nuveen Multi-Asset Income Fund	NMAI	670750108

Nuveen Variable Rate Preferred & Income Fund	NPFD	67080R102

Nuveen Intermediate Duration Municipal Term Fund Liquidating Trust	NIDL

Nuveen NAD Series 2028-1 AMTP	NADC	67066V788

Nuveen NAD Series 2028 AMTP	NADA	67066V796

Nuveen NAN Series 2028 AMTP	NANA	670654102

Nuveen NAZ Series 2028 AMTP	NAZA	67061W880

Nuveen NKG Series 2028 AMTP	NKGA	67072B875

Nuveen NMS Series 2028 AMTP	NMSA	670734508

Nuveen NMZ Adj Rate MuniFund Term Pfd Series 2028	NMZA	670682889

Nuveen NEA Series 2028-1 AMTP	VNEA	670657741

Nuveen NAD Series 2028-2 AMTP	NADD	67066V762

Nuveen NMZ Series 2031 AMTP	NMZZ	670682871

Nuveen NMZ Series 2032 AMTP	ANMZ	670682111